Exhibit 99.1

February 15, 2013

FSP 303 East Wacker Drive Corp.

The Board of Directors of FSP 303 East Wacker Drive Corp. (the "Company") has continued its suspension of dividend distributions for the quarter ended December 31, 2012 due to the fact that the Company’s property is not expected to generate positive cash flow for the near term.

The Company owns a 28-story, multi-tenant office tower located in downtown Chicago, Illinois containing approximately 859,000 square feet of office and retail space and a 294-stall underground parking garage (the “Property”). As expected and previously communicated to shareholders, the Property’s two largest tenants departed and/or downsized significantly during the third quarter which left the Property approximately 45% leased as of September 30, 2012. During the fourth quarter, management signed new leases that totaled approximately 87,652 square feet, which improved the leased level to approximately 56% as of December 31, 2012. Management has been encouraged with the healthy tour activity at the Property by potential tenants, but believes that office buildings in the East Loop, the Property’s specific CBD submarket, continue to struggle with high vacancies and negative net absorption for calendar year 2012. Class “A” and “B” office buildings in the East Loop were roughly 18% vacant at the end of the fourth quarter, which is higher than any other submarket. The office market in Chicago and the East Loop in particular, has had difficulty stabilizing during the past four years, with many office properties losing anchor tenants and experiencing declining occupancies. Tenant improvement and leasing costs have risen during this time; and, consequently, the amount of capital necessary to attract good tenants to sign long-term leases has climbed significantly.

During the fourth quarter of 2012, management signed leases with XPO Logistics, a logistics provider of freight transportation services, for 17,997 square feet and with Maximus, a health and human services administrator for governments, for an additional 17,374 square feet. As previously communicated, during the third quarter, management signed a lease for 52,281 square feet with Maximus. During the second quarter, management signed a new lease with Kelly Scott & Madison (“KSM”) for a full floor, or approximately 29,852 square feet. KSM, a marketing and media management company, agreed to a 15-year commitment that will commence in 2013 and expire in 2027. Also during the second quarter, management signed AECOM Technology (“AECOM”) to a lease extension commencing in 2014 and expiring in 2024 covering two floors, or approximately 58,424 square feet. AECOM, a professional technical and management support services firm for industries such as transportation, energy and water systems, will downsize during 2013 from space on four floors, or approximately 104,086 square feet. As of July 31, 2012, Groupon’s lease for approximately 226,041 square feet on eight floors expired, and the tenant relocated most employees to its headquarters facility north of the Loop. However, Groupon did decide to keep a foothold in the building and agreed to terms for a one-year extension covering approximately 52,553 square feet on two floors.

Although management has plenty of work remaining to stabilize the Property, we believe that the Company has the capital to fund the estimated tenant improvement costs and leasing commissions necessary to re-lease the vacant space. We have been saving rental cash flow over the last few years by keeping dividend levels lower. In anticipation of these future costs, we anticipate no or lower dividend distributions until occupancy levels at the Property recover and we have a better idea of the Property’s actual future capital and leasing needs. The Company’s existing cash reserves totaled approximately $18,000,000 as of December 31, 2012. In addition, in August 2011, we secured a $35,000,000 loan from John Hancock Life Insurance Company to be used for just such re-leasing costs. As of December 31, 2012, the Company had utilized approximately $3,100,000 of the loan proceeds for leasing purposes.

Due to the slowly improving market leasing conditions, management continues to be encouraged about the prospects for leasing the Property’s large existing vacancy. If we can stabilize the Property at a high occupancy level with long-term quality rental income streams from credit-worthy tenants, we could create value for all of us as shareholders. It is important to remember that Franklin Street Properties Corp., the Company’s sole common shareholder and the Property’s asset manager, has one of its largest single property equity investments in the Company totaling $82,813,000, owning the same preferred shares as all other investors. If successful in re-leasing the large vacancy under favorable terms, the opportunity for increased dividends and/or a sale of the Property at an attractive price could be a real possibility. Any sale of the Property would be subject to a number of conditions, including approval by the Company’s Board of Directors and a majority of the holders of the Company’s preferred stock.

The Property continues to be maintained in excellent physical condition and has never looked better. Any shareholder who would like to visit the Property is welcomed and encouraged to do so. Just let us know when you will be in Chicago, and we will arrange a tour.

Please feel free to contact our Investor Services group (800-950-6288) and speak directly with Georgia Touma, Assistant Vice President and Director of Investor Services, or with one of the Investor Services Specialists, Lara Ryan or Michelle Sullivan, with any questions you may have.

George J. Carter

President – FSP 303 East Wacker Drive Corp.

The Company’s annual filing on Form 10-K will be submitted to the SEC within approximately 90 days after year end, and you will be able to access the document via the SEC’s website. However, a copy of the Annual Report will be made available directly to you. To view Company filings with the SEC, access the following link:

http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001431766

If the link does not work properly, go to www.sec.gov, Filings & Forms, Search for Company Filings; Company or fund name, ticker symbol, CIK (Central Index Key), file number, state, country, or SIC (Standard Industrial Classification); Company Name: type FSP 303 East Wacker (no need to type complete name, but be sure to include FSP); click on Find Companies at bottom of page and you should be brought to the correct location to view filings.

FSP 303 East Wacker Drive Corp. - Dividend Summary

QUARTER	DIVIDEND	DIVIDENDS	ANNUALIZED	DIVIDENDS
ENDING	PER SHARE	PAID	YIELD*	PER SHARE
				TOTAL PAID TO DATE
(1/5-3/31)
3/31/2007	$1,340	$2,961,400	5.6%
6/30/2007	$1,400	$3,094,000	5.6%
9/30/2007	$1,400	$3,094,000	5.6%
12/31/2007	$1,400	$3,094,000	5.6%
2007				$5,540
3/31/2008	$1,400	$3,094,000	5.6%
6/30/2008	$1,400	$3,094,000	5.6%
9/30/2008	$1,400	$3,094,000	5.6%
12/31/2008	$1,400	$3,094,000	5.6%
2008				$11,140
3/31/2009	$1,400	$3,094,000	5.6%
6/30/2009	$1,013	$2,238,730	4.1%
9/30/2009	$1,013	$2,238,730	4.1%
12/31/2009	$1,011	$2,234,310	4.0%
2009				$15,577
3/31/2010	$997	$2,203,370	4.0%
6/30/2010	$914	$2,019,940	3.7%
9/30/2010	$914	$2,019,940	3.7%
12/31/2010	$1,040	$2,298,400	4.2%
2010				$19,442
3/31/2011	$679	$1,500,590	2.7%
6/30/2011	$859	$1,898,390	3.4%
9/30/2011	$859	$1,898,390	3.4%
12/31/2011	$859	$1,898,390	3.4%
2011				$22,698
3/31/2012	$859	$1,898,390	3.4%
6/30/2012	$859	$1,898,390	3.4%
9/30/2012	$0	$0	0.0%
12/31/2012	$0	$0	0.0%
2012				$24,416

*Yield based on original offering amount of $221,000,000 and $100,000/share

Forward-Looking Statements

Statements made in this letter that state the Company’s or management's intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This letter may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Readers are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, disruptions in the debt markets, economic conditions, risks of a lessening demand for the real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about government fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this letter to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.